DESCRIPTION OF THE REGISTRANT’S SECURITIES REGISTERED PURSUANT TO SECTION 12 OF THE SECURITIES EXCHANGE ACT OF 1934 The following description sets forth certain material terms and provisions of Frontline plc's (the “Company”) securities that are registered under Section 12 of the Securities Exchange Act of 1934, as amended. The Company is a Cyprus public company limited by shares, under registration number 442213, pursuant to the provisions of sections 354 B-H of the Cyprus Companies’ Law Cap. 113 (the “Law”). DESCRIPTION OF ORDINARY SHARES Each outstanding ordinary share entitles the holder to one vote on all matters submitted to a vote of shareholders. Subject to preferences that may be applicable to any outstanding preferred shares, holders of ordinary shares are entitled to receive ratably cash dividends, if any, declared by our Board of Directors out of funds legally available for dividends. Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred shares having liquidation preferences, if any, the holders of our ordinary shares will be entitled to receive pro rata our remaining assets available for distribution. Holders of ordinary shares do not have conversion, redemption, sinking fund rights or other special rights to subscribe to any of our securities. The rights, preferences and privileges of holders of ordinary shares are subject to the rights of the holders of any preferred shares, which we may issue in the future. Issued and Authorized Capitalization Under our Amended and Restated Memorandum and Articles of Association, our authorized share capital consists of 600,000,000 shares, nominal value $1.00 per share. The respective number of ordinary shares issued and outstanding as of the last day of the fiscal year for the annual report on Form 20-F to which this description is attached or incorporated by reference as an exhibit is provided on the cover page of such annual report on Form 20-F. Dividends The shareholders of the Company are entitled to a percentage of dividends equal to their respective shareholding percentages in the issued share capital of the Company. No dividend shall be paid other than out of profits. The Company may, in a general meeting, declare dividends but no dividend under such circumstances shall exceed the amount recommended by the board of directors (the “Directors”). Pursuant to the Law, the Company in a general meeting shall not make a dividend distribution to its shareholders if, on the closing date of the last financial year its net assets as already presented in its annual accounts are below the total of the subscribed capital and the reserves, the distribution of which the Law or the Articles of Association do not allow. In addition to the power of the shareholders in General Meetings to declare dividends on the recommendation of the Directors, the Directors may from time to time pay to the shareholders such interim dividends as they might appear to the Directors to be justified by the profits of the Company subject to the following statutory conditions: (i) Interim accounts have been prepared in which the funds available for distribution are shown to be sufficient; and

(ii) The amount to be distributed cannot exceed the amount of profits made since the end of the last financial year, the annual accounts of which have been finalized, increased by the profits which have been transferred from the last financial year and sums drawn from the reserves available for this purpose (retained earnings) and reduced by the losses of the previous financial years and sums to be placed in reserve pursuant to the requirements of the Law or the Articles of Association. The Directors may, before recommending any dividend to the general meeting or declaring an interim dividend, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose to which the profits of the Company may be legally applied and pending such application, may at the Directors’ like discretion, either be employed in the business of the Company or be invested in such investments as the Directors may from to time think fit. The Directors may also, without placing the same to reserve, carry forward for future use any profits which they may think prudent not to distribute. The Company is a holding company with no material assets aside from its investments in subsidiaries through which it conducts its operations. As such, its ability to pay any dividends will depend on its subsidiaries’ distributing to the Company their respective earnings and cash flow. Some of the Company’s loan agreements currently limit or prohibit the subsidiaries’ ability to make distributions to the Company and the Company’s ability to make distributions to its shareholders. Shares and Pre-Emption Rights The shares of the Company are ordinary shares which do not confer redemption, conversion, sinking fund rights or other special rights to its holders. Pursuant to the Law and Article 66 of the Company’s Articles of Association, every member shall have one vote for each share he holds. The shareholders of the Company are entitled to a percentage of dividends equal to their respective shareholding percentages in the issued share capital of the Company. There are no limitations on the right of non-Cypriots or non-residents of Cyprus to hold or vote on the Company’s ordinary shares. Article 5 of the Company’s Articles of Association provides that the unissued authorized ordinary shares proposed to be issued pari passu with existing issued ordinary shares shall be at the disposal of the Directors which may exercise the powers of the Company without prior shareholder approval (subject to the Pre-Emption Right stated below) to offer, allot, grant options over or grant any right or rights to subscribe for such newly issued shares. Pursuant to the Law and Article 21 of the Articles of Association, all additional shares proposed to be issued for cash consideration shall, prior to issuance, be first offered to the existing shareholders in the nearest proportion to the number of shares already held by them at a date prescribed by the Directors and such offer shall be made by a notice fixing the number of shares that provide a right to purchase shares which each shareholder is entitled to be allotted and restricting the time (which shall be not less than 14 days) in which the offer if not accepted shall be deemed as having been declined and under such circumstances the Directors may allot or otherwise dispose such shares in their discretion (the “Pre- Emption Right”). The Pre-Emption Right cannot be excluded or restricted in the Articles of Association and may only be excluded by a decision of the shareholders in a general meeting. If the Directors propose to the general meeting an exclusion or restriction of the Pre-Emption Right, they have the obligation to submit to the general meeting a written report stating the reasons for the restriction or exclusion of the Pre- Emption Right and justifying the issuing price proposed. The proposed restriction or exclusion may be specific to a specific proposed share issue or general provided that the maximum number of shares and the maximum period during which the relevant shares may be issued are indicated. The restriction or exclusion of the Pre-Emption Right requires shareholder approval by simple majority when at least half of the issued share capital is represented. In any other case, a majority of two-thirds (2/3) of the votes corresponding to the issued share capital represented is required. Pursuant to the Law and Article 50 of the Company’s Articles of Association, the Company in a general meeting may approve by special resolution (75% and more of voting shares) the purchase or acquisition of its own shares either directly or through a person acting in his own name but on behalf of the Company. Pursuant and subject to the provisions of the Law, the monetary consideration of the act of acquisition by the Company of its own shares must be paid from the realized but not distributed profits of the Company. The maximum period permitted for the Company to hold its own shares is two years. The consideration price for the acquisition of own shares shall not exceed by more than 5% the average market price of the Company’s shares during the last five stock exchange meetings prior to making of the purchase. The total nominal value of shares which can be acquired may not at any time exceed 10% of the issued share capital or 25% of the average value of the transactions which have been traded over the last thirty days prior to the acquisition, whichever of these amounts is the smallest. Liquidation In the event of our liquidation, dissolution or winding up, the holders of ordinary shares are entitled to share in our assets, if any, remaining after the payment of all of our debts and liabilities, subject to any liquidation preference on any outstanding preference shares. Listing Our ordinary shares are listed on the New York Stock Exchange and Oslo Stock Exchange under the symbol "FRO." Transfer Agent The registrar and transfer agent for our ordinary shares is Computershare Trust Company, N.A.